UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

June 8, 2022

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Blvd., Suite 100

Brisbane, CA 94005

(Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on June 8, 2022. At the annual meeting, there were 33,086,151 shares of the Registrant’s common stock entitled to vote, and 19,925,391 (60.2%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect three members of the Registrant’s Board of Directors.

Director	For	Withheld
Michael Breen	11,819,179	823,462
Rajesh Shrotriya, M.D.	8,337,987	4,304,654
Bruce Wendel	9,685,346	2,957,295

2. Proposal to ratify the appointment of Weinberg & Company, P.A. as the Registrant’s independent accountants for the year ending December 31, 2022.

For	Against	Abstain
19,710,976	190,692	23,723

3. Proposal to adopt the GT Biopharma, Inc. 2022 Omnibus Incentive Plan authorizing the issuance of up to 5,000,000 shares of the Registrant’s common stock pursuant to awards granted thereunder.

For	Against	Abstain	Broker Non-Votes
8,031,925	4,582,394	28,322	7,282,750

4. Proposal to amend the Registrant’s restated certificate of incorporation to decrease the authorized number of shares of the Registrant’s common stock from 750,000,000 to 250,000,000.

For	Against	Abstain
19,568,632	215,253	141,506

5. Proposal to hold a non-binding advisory vote endorsing the Registrant’s executive compensation.

For	Against	Abstain	Broker Non-Votes
8,051,426	4,539,255	51,960	7,282,750

6. Proposal to hold a non-binding advisory vote regarding the frequency of the non-binding advisory vote on the Registrant’s executive compensation.

1 Year	2 Years	3 Years	Abstain
11,910,939	16,521	103,563	611,618

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: June 14, 2022	By:	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer

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